SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON,  D.C.   20549
                        _____________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 30, 1994



                The Perkin-Elmer Corporation
     (Exact Name of Registrant as Specified in Charter)



        New York                    1-4389        06-0490270
(State or Other Jurisdiction     (Commission      (IRS Employer
    of Incorporation)            File Number)    Identification No.)



            761 Main Avenue, Norwalk, Connecticut  06859
       (Address of Principal Executive Offices, including Zip Code)



Registrant's telephone number, including area code:   (203)
762-1000

Item 5.  Other Events.

      On September 30, 1994, The Perkin-Elmer Corporation (the "Corporation") concluded the sale of its Material Sciences segment, consisting of the Corporation's Metco Division headquartered in Westbury, New York ("Metco"), to affiliates of Sulzer, Ltd., Winterthur, Switzerland. Metco produces combustion, electric arc and plasma thermal spray equipment and supplies. As of June 30, 1994, the net assets of Metco were $56.2 million. The Corporation recorded an after-tax loss on disposal of Metco of $7.7 million during the fourth quarter of fiscal 1994, including a provision of $5 million for operating losses during the phase-out period.


Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits.

     (c)  Exhibits.

     2(1)    Agreement  dated April 18, 1994 between  Sulzer
         Inc. and The Perkin-Elmer Corporation, as amended through August 31, 1994 (incorporated by reference to Exhibit 2(4) to the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 (Commission file number 1-4389)).

     2(2)Second   Amendment  to  Purchase  Agreement   dated
         September  30,  1994 between Sulzer  Inc.  and  The
         Perkin-Elmer Corporation.

                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         THE PERKIN-ELMER CORPORATION



                         By   /s/ William F. Emswiler
                                  William F. Emswiler
                                  Vice President, Finance

Date:  October 12, 1994

                        EXHIBIT INDEX



Exhibit No.                                  Exhibit

  2(2)         Second  Amendment to  Purchase
                Agreement   dated   September
                30,  1994 between Sulzer Inc.
                and      The     Perkin-Elmer
                Corporation.